Exhibit 23

Consent of Independent Registered Certified Public Accounting Firm

We consent to the incorporation by reference in the following registration statements:

(i) Registration Statement (Form S-3 No. 333-139340) of Tech Data Corporation and in the related Prospectus, and

(ii) Registration Statements (Forms S-8 Nos. 33-62181, 33-60479, 333-93801, 333-85509, 333-59198, 333-144298, and 333-161687) pertaining to the Tech Data Corporation incentive plans of our report dated June 29, 2010, with respect to the financial statements and schedule of the Tech Data Corporation 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP

Tampa, Florida
June 29, 2010

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